Exhibit 107

Calculation of Filing Fee Tables

424b5

(Form Type)

Intellia Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (4)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

	Primary Offering of Securities:

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(o)	$375,727,167	—	$375,727,167	0.00014760	$55,457.33

Fees to Be Paid	Total Registration Fee:			$375,727,167	N/A	$375,727,167	0.00014760	$55,457.33

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	457(o)	$25,727,167	—	$25,727,167	0.00014760	$3,797.33	—	—	—	—

Total Offering Amounts						$375,727,167 (2)		$55,457.33

Total Fees Previously Paid								—

Total Fee Offsets								$3,797.33 (3)

Net Fee Due								$51,660

(1)

The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(2)

On November 30, 2020, the registrant filed an Automatic Shelf Registration Statement on Form S-3ASR (File No. 333-251022) (the “Prior Registration Statement”) and on March 4, 2022, the registrant filed a prospectus supplement, which registered the offer and sale of up to $400,000,000 of shares of the registrant’s common stock (the “Previous ATM Prospectus”) under the terms of an Open Market Sale Agreement (the “Sales Agreement”) with Jefferies LLC, of which $138,689,879 of securities remained unsold (the “Prior Unsold Securities”). On November 24, 2023, the registrant filed an Automatic Shelf Registration Statement on Form S-3ASR (File No. 333-275740) (the “Current Registration Statement”) and paid a registration fee of $7,615 which was filed for $138,689,870 of securities that may be issued or sold pursuant to the Previous ATM Prospectus. As of the date of this Prospectus, we have sold $374,272,833 pursuant to the Previous ATM Prospectus and $25,727,167 of shares remain unsold (the “Current Unsold Securities”) under the Previous ATM Prospectus. In connection with an amendment to the Sales Agreement, we are registering the offer and sale of $375,727,167 of shares which comprises of the Current Unsold Securities and an additional $350,000,000 of shares that may be issued or sold pursuant to this Prospectus.

(3)

Pursuant to Rule 457(p) under the Securities Act, the registrant hereby applies $3,797.33 of the registration fee previously paid in connection with the Current Registration Statement in connection with the Current Unsold Securities to offset the registration fees that are payable in connection with the registration of securities on this Prospectus. Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Securities under the Current Registration Statement will be deemed terminated as of the date of effectiveness of this Prospectus.

(4)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, except with respect to the $51,660 to be paid in connection with the primary offering of common stock described in the table, which is being paid with the filing of this registration statement, the registrant is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.

Table 2: Fee Offset Claims and Source

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Intellia Therapeutics, Inc.	S-3ASR	333-275740	November 24, 2023	—	$3,797.33	Unallocated (Universal) Shelf	—	$25,727,167	$25,727,167	$3,797.33 (1)

(1)	See Notes (2) and (3) under Table 1 above.